Exhibit 99.1

Gasco Energy Announces Missed Interest Payment

DENVER — (PR Newswire) — April 8, 2013 — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today announced that it has elected not to make the $1,242,120 semi-annual interest payment due on April 5, 2013 on its outstanding 5.50% Convertible Senior Notes due 2015 (the “2015 Notes”).

The indenture governing the 2015 Notes provides that the failure to make such interest payment constitutes an event of default after a 30-day cure period. Accordingly, if the Company has not made the interest payment by May 6, 2013, an event of default under the indenture will occur. As of April 8, 2013, there was $45,168,000 aggregate principal amount of 2015 Notes outstanding.

During the cure period, the Company intends to engage in discussions with the holders of the 2015 Notes regarding a forbearance agreement in connection with the interest payment and/or a modification of the indenture governing the 2015 Notes.  As previously disclosed, the Company has engaged a financial advisor to assist it in evaluating potential strategic alternatives, such as a strategic restructuring, refinancing or other transaction to provide it with additional liquidity.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Forward-Looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s ability to obtain a forbearance agreement in connection with the interest payment and/or a modification of the indenture governing the 2015 Notes, and Gasco’s ability to execute any potential strategic alternatives to provide it with additional liquidity, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this news release or otherwise expressed by the Company are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond the Company’s control), that may cause the Company’s actual actions, performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual actions or results to vary from those the Company expects are described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the Company’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause the Company’s actual actions or results to differ materially from those implied by these or any other forward-looking statements made by the Company.  The Company cannot assure you that its future actions and results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made.  The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.